UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________________
FORM 8-K
_______________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2017
_______________________________________________________________________________________
TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-35796	61-1763235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)
_______________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of TRI Pointe Group, Inc. (the “Company”) was held on May 26, 2017 (the “Annual Meeting”). A total of 144,616,624 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 90% of the Company’s shares outstanding as of the March 28, 2017 record date. The matters submitted for a vote and the related results are set forth below.

Proposal No. 1 - Election of six nominees to serve as directors:

Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Douglas F. Bauer	136,420,241	673,560	34,442	7,488,381
Lawrence B. Burrows	136,362,813	731,650	33,780	7,488,381
Daniel S. Fulton	136,423,745	670,375	34,123	7,488,381
Steven J. Gilbert	120,292,460	16,801,396	34,387	7,488,381
Constance B. Moore	136,434,193	660,297	33,752	7,488,382
Thomas B. Rogers	136,360,149	734,458	33,636	7,488,381

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal No. 2 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	133,721,830	3,262,271	144,141	7,488,381

	Votes For	Votes Against	Votes Abstained
Proposal No. 3 - Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.	142,078,158	2,520,154	18,311

Based on the foregoing votes, all six nominees were elected and Proposals No. 2 and No. 3 were approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 30, 2017

TRI Pointe Group, Inc.

By:	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary